UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 26, 2010

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.07.                      Submission of Matters to a Vote of Security Holders

Middlesex Water Company held its Annual Meeting of Shareholders on May 25, 2010.  at which Annette Catino and Walter G. Reinhard, Esq.  were reelected to the Board and Steven M. Klein was elected to the Board.  Each of these directors will serve a term of office of three years.   The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted

Proposal No. 1
Election of Directors	For	Withheld	Broker Non-Votes

Annette Catino	8,007,748	154,234	3,691,921
Steven M. Klein	8,020,606	141,376	3,691,921
Walter G. Reinhard, Esq.	5,228,215	2,933,767	3,691,921

Proposal No. 2
Ratification of the appointment by the Audit Committee of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Withheld	Broker Non-Votes
11,671,813	118,693	63,397

Item 8.01  Other Events

On May 25, 2010, Middlesex Water Company held its Annual Meeting of Shareholders at its company headquarters in Iselin, New Jersey.  Announcement of voting results at which shareholders elected a slate of three directors and ratified the Audit Committee’s appointment of ParenteBeard as independent registered public accounting firm for 2010 is set forth in the attached press release.
Management’s presentation at the Annual Meeting of Shareholders is available on the company’s website www.middlesexwater.com on the Presentations page of the Investor Relations section.  The presentation is also filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01                  Financial Statements and Exhibits

99.1                          Company press release dated May 26, 2010
99.2      Management presentation at the Annual Meeting of Shareholders May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 26, 2010

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